EXHIBIT 99.1

Majesco Entertainment Completes Fund Raising and Appoints Two New Directors

EDISON, N.J., December 18, 2014 -- Majesco Entertainment Company (NASDAQ: COOL), an innovative provider of video games for the mass market, today announced it has closed on a financing for $6,000,000 with certain accredited investors, approximately $1,000,000 of which has been released to the Company. In conjunction with the closing, two new Directors have been appointed to the Company’s Board, replacing two former Directors who have stepped down.

On December 17, 2014, Majesco issued Units at a purchase price of $0.68 per Unit. Each Unit consists of one share of the Company’s newly designated 0% Series A Convertible Preferred Stock and one five-year Warrant to purchase one share of the Company’s common stock at an initial exercise price of $0.68. Of the $6,000,000 raised, approximately $1,000,000 has been released to the Company and the balance of $5,000,000 will remain in escrow, to be subsequently released in one or more tranches, pending certain conditions being met, including the approval of the Company’s stockholders to allow for the full conversion of the preferred shares and exercise of the warrants.

Jesse Sutton will continue to serve as Majesco’s Chief Executive Officer and has resigned from the Company’s Board of Directors. Allan I. Grafman has resigned as Chairman and Member of the Company’s Board of Directors.

Effective at the closing, the two board vacancies were filled by Trent D. Davis, who will serve as the Company’s Chairman and a Member of its Board of Directors and Mohit Bhansali, who will serve as a Member of the Board of Directors. Mr. Davis and Mr. Bhansali have each been appointed to the Company’s Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

“This financing and the changes to our board position us well as we continue to pursue strategic alternatives to maximize shareholder value.” said Jesse Sutton, Chief Executive Officer of Majesco Entertainment.

About Majesco Entertainment Company

Majesco Entertainment Company is an innovative developer, marketer, publisher and distributor of interactive entertainment for consumers around the world. Building on more than 25 years of operating history, the company develops and publishes a wide range of video games on console, handheld and mobile platforms, as well as digital networks. Majesco is headquartered in Edison, NJ and the company's shares are traded on the Nasdaq Stock Market under the symbol: COOL. More info can be found online at majescoent.com or on Twitter at twitter.com/majesco.

Safe Harbor

Some statements set forth in this release, including the estimates under the headings "Fiscal 2014 Outlook" contain forward-looking statements that are subject to change. Examples of forward-looking statements include statements relating to industry prospects, our future economic performance including anticipated revenues and expenditures, results of operations or financial position, and other financial items, our business plans and objectives, including our intended product releases, and may include certain assumptions that underlie forward-looking statements. Statements including words such as "anticipate," "believe," "estimate" or "expect" and statements in the future tense are forward-looking statements. These statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Some of the risks and uncertainties which could cause our results to differ materially from our expectations include the following: consumer demand for our products, the availability of an adequate supply of current-generation and next-generation gaming hardware; our ability to predict consumer preferences among competing hardware platforms; consumer spending trends; the seasonal and cyclical nature of the interactive game segment; timely development and release of our products; competition in the interactive entertainment industry; developments in the law regarding protection of our products; our ability to secure licenses to valuable entertainment properties on favorable terms; our ability to manage expenses; our ability to attract and retain key personnel; adoption of new accounting regulations and standards; adverse changes in the securities markets; our ability to comply with continued listing requirements of the Nasdaq stock exchange; the availability of and costs associated with sources of liquidity; and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended October 31, 2013. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For additional information, please contact:

Company Contact:

Michael Vesey

Chief Financial Officer

732.476.1956